Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2019, relating to the consolidated financial statements of Techpoint, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/BDO USA, LLP

BDO USA, LLP

San Jose, California

January 16, 2020